Exhibit 10.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

INCREASED COMMITMENT SUPPLEMENT
This INCREASED COMMITMENT SUPPLEMENT (this “Supplement”) is dated as of August 7, 2023 and entered into by and among ROCKET MORTGAGE, LLC (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION (the “New Lender”) and JPMORGAN CHASE BANK, N.A., as administrative agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the “Agent”), and is made with reference to that certain Revolving Credit Agreement dated as of August 10, 2022 (as amended, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
Pursuant to Section 2.21 of the Credit Agreement, the Borrower and the New Lender have agreed that the New Lender will provide an incremental Commitment under the Credit Agreement and become a Lender thereunder for all purposes with such incremental Commitment, and the parties hereto wish to enter into this Supplement to effect the foregoing.
Now, therefore, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.    Increase in Commitments. Subject to the terms and conditions hereof, the New Lender agrees that on the Supplement Effective Date (as defined below) its Commitment shall be $150,000,000 (the “Incremental Revolving Commitment”)
Section 2.    Upfront Fee. As consideration for the New Lender’s agreement to provide the Incremental Revolving Commitment, the Borrower shall pay to the New Lender a non-refundable upfront fee (the “Upfront Fee”) in an amount equal to [***] of the Incremental Revolving Commitment.
Section 3.    New Lender. The New Lender (i) confirms that it has received a copy of the Credit Agreement (including all schedules and exhibits thereto), together with copies of the most recent financial statements of the Borrower delivered under Sections 3.04 or 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it has, independently and without reliance upon the Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement; (iii) agrees that it will, independently and without reliance upon the Agent, any other Lender under the Credit Agreement or any of their Related Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that on the Supplement Effective Date it shall be a “Lender” under the Credit Agreement with a Commitment equal to the Incremental Revolving Commitment and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.
Section 4.    Representations and Warranties. In order to induce the New Lender to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, the Borrower represents and warrants to Agent and the New Lender that (a) the representations and warranties of the

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Borrower contained in the Loan Documents are and will be true, correct and complete in all material respects (or, in the case of any representation and warranty qualified by materiality, all respects) on and as of the Supplement Effective Date, except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date); and (b) no Default or Event of Default shall exist immediately prior to or after giving effect to the Incremental Revolving Facility.

Section 5.    Conditions for Effectiveness of the Supplement. This Supplement shall become effective on the date (the “Supplement Effective Date”) when:
(a)    The Agent (or its counsel) shall have received from each party hereto an executed counterpart of this Supplement (which, subject to Section 8, may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).
(b)    The Agent shall have received a certificate, dated the Supplement Effective Date and signed by a Responsible Officer of the Borrower, certifying that immediately prior to and after giving effect to the Supplement, (i) the representations and warranties set forth in this Supplement, the Credit Agreement (after giving effect to this Supplement) and the other Loan Documents are and will be true, correct and complete in all material respects (or, in the case of any representation and warranty qualified by materiality, all respects) on and as of the Supplement Effective Date, except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date) and (ii) no Default or Event of Default shall exist immediately prior to or after giving effect to the Incremental Revolving Commitments.
(c)    The Agent shall have received a letter from each of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Borrower, and Bodman PLC, Michigan counsel for the Borrower, for the benefit of the New Lender confirming that the New Lender may rely on the opinions delivered by such firm on the Closing Date.
(d)    The New Lender shall have received the Upfront Fee.
(e)    The Agent shall have received all fees and expenses required to be paid by the Borrower pursuant to the Credit Agreement for which invoices have been presented at least one Business Day prior to the Supplement Effective Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel that are payable under the Credit Agreement), in each case on or before the Supplement Effective Date.
Section 6.    Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agent, and the Lenders party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms

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of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such documents to the Credit Agreement shall mean a reference to the Credit Agreement as supplemented hereby. This Supplement shall be deemed to be a Loan Document

Section 7.    Applicable Law. This Supplement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York.
Section 8.    Counterparts, Effectiveness. (a) This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective on the date when the Agent receives executed counterparts of this Supplement signed by the Borrower, the Lenders and the Agent which date shall be the “effective date” hereof.
(b)    Delivery of an executed counterpart of a signature page of this Supplement that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Supplement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and the New Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Agent or the New Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the New Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Supplement shall have the same legal effect, validity and enforceability as any paper original, (ii) the Agent and the New Lenders may, at its option, create one or more copies of this Supplement in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Supplement based solely on the lack of paper original copies of this Supplement, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and/or the New Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.    Entire Agreement. This Supplement embodies the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter

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hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
Borrower
ROCKET MORTGAGE, LLC
By:        /s/ Brian Brown
Name: Brian Brown
Title: Treasurer

[Signature Page to Increased Commitment Supplement]

Agent:
JPMORGAN CHASE BANK, N.A., as the Agent
By:        /s/ Preeti Yeung
Name: Preeti Yeung
Title: Authorized Officer

[Signature Page to Increased Commitment Supplement]

New Lender:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the New Lender
By:        /s/ Anthony Richter
Name: Anthony Richter
Title: Managing Director

[Signature Page to Increased Commitment Supplement]